UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Soliciting Material Pursuant to §240.14a-12

LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September ___, 2010

To the Stockholders of Lightstone Value Plus Real Estate Investment Trust, Inc.:

I am pleased to invite our stockholders to the 2010 Annual Meeting of Stockholders of Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation. The annual meeting will be held at 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, at 11:00 a.m. Eastern time, on September __, 2010. At the meeting, you will be asked to:

•	elect five directors to serve until 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualify;
•	consider and vote upon an amendment to Lightstone Value Plus Real Estate Investment Trust, Inc.’s charter (our “Charter”) to add a provision regarding tender offers, and
•	conduct such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our board of directors has fixed the close of business on ______, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. Record holders of shares of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Stephen H. Hamrick, telephone: (866) 792-8700.

Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the meeting. You may authorize a proxy to vote your shares by using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your voting instructions on the proxy card, signing and dating it, and mailing it in the postage paid return envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board’s recommendation. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Computershare Fund Services, reminding you to vote your shares.

You are cordially invited to attend the 2010 Annual Meeting of Stockholders. Your vote is important.

By Order of the Board of Directors,
/s/ Bruno de Vinck
Bruno de Vinck
Chief Operating Officer, Senior Vice President and Secretary
Lakewood, New Jersey
_____, 2010

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

PROXY STATEMENT

i

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

PROXY STATEMENT

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors (the “Board of Directors”) of Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation (which we refer to in this proxy statement as the “Lightstone REIT” or the “Company”), for use at the 2010 Annual Meeting of Stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this proxy statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701. This proxy statement, the accompanying proxy card and notice of annual meeting were first mailed to our stockholders on or about _____, 2010. The 2009 Annual Report on Form 10-K was previously mailed to our stockholders on or about April 1, 2010.

Our Annual Report on Form 10-K for the year ended December 31, 2009 and the exhibits thereto may be accessed on-line through the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. In addition, stockholders may also request a copy of our 2009 Annual Report by writing or telephoning us at the following address: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Stephen H. Hamrick, telephone (866) 916-1757.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the annual meeting and where will it be held?

Our 2010 Annual Meeting of Stockholders will be held on September ___, 2010, at 11:00 a.m. Eastern Standard Time. The meeting will be held at 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701.

What will I be voting on at the meeting?

At the meeting, you will be asked to:

•	elect five directors to serve until the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualify;
•	consider and vote upon an amendment to our charter (the “Charter”) to add a provision regarding tender offers; and
•	conduct such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board of Directors does not know of any matters that may be considered at the meeting other than the matters set forth in the items listed above.

Who can vote at the meeting?

The record date for the determination of holders of shares of our common stock, $0.01 par value per share (the “Common Stock”) entitled to notice of and to vote at the meeting, or any adjournment or postponement of the meeting, is the close of business on _______, 2010. Accordingly, any holder of shares of Common Stock on the record date is entitled to notice of and to vote at the meeting.

How many votes do I have?

Each share of Common Stock has one vote on each matter considered at the meeting or any adjournment or postponement thereof. The enclosed proxy card shows the number of shares of Common Stock you are entitled to vote.

How can I vote?

You may vote in person at the meeting or by proxy. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at https://vote.proxy-direct.com/; or
•	by telephone, by calling toll free (866) 241-6192.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card enclosed with this proxy statement. You may also vote your shares at the meeting. If you attend the meeting, you may submit your vote in person, and any previous votes that you authorized by mail, Internet or telephone will be superseded by the vote that you cast at the meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted FOR each of the five nominees for director named in this proxy statement for election as director and FOR the proposal to amend our Charter.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to Computershare Fund Services (“CFS”), whom we have retained to aid in the solicitation of proxies, at the following address: Proxy Tabulator, P.O. Box 9043, Smithtown, New York 11787-9609, (ii) by attending the meeting and voting in person or (iii) by written notice to CFS. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the meeting. Your attendance at the meeting without voting will not be sufficient to revoke a previous proxy authorization.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What are the board’s recommendations?

The Board of Directors recommends that you vote FOR each of the five nominees named in this proxy statement for election as director and FOR the proposal to amend our Charter.

What vote is required to elect directors and approve the Charter amendment?

There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of holders of a majority of shares of Common Stock entitled to vote who are present in person or by proxy at the meeting. Any shares deemed present at the meeting but not voted (whether by abstention or broker non-vote) have the same impact as a vote against the directors. A “broker non-vote” occurs when a broker who holds shares for the beneficial owner is deemed present for purposes of establishing a quorum for the meeting but does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares. The affirmative vote of holders of a majority of votes entitled to be cast on the matter is required for approval of the proposed charter amendment. For purposes of the proposed Charter amendment, abstentions and broker non-votes will have the same effect as votes against the proposal.

What constitutes a “quorum”?

The presence at the meeting, in person or represented by proxy, of stockholders entitled to cast a 50% of all the votes entitled to be cast at the meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum. Abstentions and broker non-votes will not be counted as votes cast.

Will you incur expenses in soliciting proxies?

We will bear all costs associated with soliciting proxies for the meeting. Solicitations may be made on behalf of the Board of Directors by mail, personal interview, telephone or other electronic means by our officers and other employees of Lightstone Value Plus REIT, LLC (the “Advisor”), who will receive no additional compensation. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

We have also retained CFS to aid in the solicitation of proxies. We will pay CFS a fee of approximately $39,000 in addition to reimbursement of its reasonable out-of-pocket expenses. As the date of the meeting approaches, certain stockholders may receive a telephone call from a representative of CFS if their votes have not yet been received. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the CFS representative is required to ask for each stockholder’s full name and address, or the zip code or employer identification number, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the CFS representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to CFS, then the CFS representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the CFS representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this proxy statement. CFS will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter or mailgram to confirm his or her vote and asking the stockholder to call CFS immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should contact Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, or call us at (866) 792-8700. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to, with the consent of affected stockholders, send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, New Jersey 08701, or call us at (866) 792-8700. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about authorizing a proxy by mail, telephone or Internet to vote my shares?

Please call CFS, our proxy solicitor, at 1-866-641-4227.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2011 annual meeting, pursuant to our current bylaws we must receive written notice of the proposal at our executive offices during the period beginning on __________, 2011 and ending at 5:00 p.m., Eastern Time, on ___________, 2011. If you wish to present a proposal for inclusion in the proxy material for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than ________, 2011. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Bruno de Vinck. For additional information, see the section in this proxy statement captioned “Stockholder Proposals for the 2011 Annual Meeting.”

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

The Board of Directors ultimately is responsible for directing the management of our business and affairs. We have no employees and have retained the Advisor to manage our day-to-day operations, including the acquisition of our properties. The Advisor is an affiliate of our sponsor, The Lightstone Group (the “Sponsor”). The Board of Directors, including our independent directors, is responsible for monitoring and supervising the Advisor’s conduct of our day-to-day operations.

Our bylaws provide for a Board of Directors with no less than three and no more than nine directors, a majority of whom must be independent. An “independent director” is defined under our Charter and means a person who is not, and within the last two years has not been, directly or indirectly associated with the Company, the Sponsor, the Advisor or any of their affiliates by virtue of:

•	ownership of an interest in the Sponsor, the Advisor or any of their affiliates, other than the Company;
•	employment by the Company, the Sponsor, the Advisors or any of their affiliates;
•	service as an officer or director of the Sponsor, the Advisor or any of their affiliates, other than as a director of the Company;
•	performance of services, other than as a director of the Company;
•	service as a director of the Company or as a director of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor; or
•	maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their affiliates.

An independent director cannot be associated with us, the Sponsor or the Advisor as set forth above either directly or indirectly. An indirect association with the Sponsor or the Advisor includes circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law, is or has been associated with us, the Sponsor, the Advisor, or any of their affiliates.

A business or professional relationship is considered material if the aggregate gross revenue derived by the director from the Advisor or the Sponsor and their affiliates exceeds five percent of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis.

We currently have five directors, three of whom are independent. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies.

During 2009, the Board of Directors held 6 meetings including our annual investors’ meeting held on September 17, 2009, and the entire Board of Directors was present at all of the meetings. The Board of Directors expects each director to attend annual meetings of stockholders when possible. We anticipate that all directors and nominees will attend our 2010 Annual Meeting of Stockholders.

Nominees for the Board of Directors

The Board of Directors has proposed the following nominees for election as directors, each to serve until our 2011 annual meeting of stockholders and until his successor is duly elected and qualifies: Messrs. David L. Lichtenstein, Edwin J. Glickman, George R. Whittemore, Shawn R. Tominus and Bruno de Vinck. Each nominee currently serves as a director.

The proxy holder named on the enclosed proxy card intends to vote FOR the election of each of the five nominees. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy.

If, at the time of the meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this proxy statement.

The principal occupation and certain other information about the nominees are set forth below.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
David Lichtenstein	49	2004	Mr. David Lichtenstein is the Chairman of our Board of Directors and our Chief Executive Officer. Mr. Lichtenstein has been a member of our Board of Directors since June 8, 2004. Mr. Lichtenstein is also the Chairman of the Board and Chief Executive Officer of Lightstone Value Plus Real Estate Investment Trust II, Inc. Mr. Lichtenstein founded both American Shelter Corporation and the Lightstone Group in 1988 and directs all aspects of the acquisition, financing and management of a diverse portfolio of multi-family, retail and industrial properties located in 27 states, the District of Columbia and Puerto Rico. Mr. Lichtenstein is a member of the International Council of Shopping Centers and NAREIT. Mr. Lichtenstein also serves as the Chairman of the board of trustees of Prime Group Realty Trust, a publicly registered REIT trading on the NYSE, as well as Prime Retail, a private company. Mr. Lichtenstein is the president and/or director of various subsidiaries of Extended Stay Hotels, Inc. (“Extended Stay”) that filed for Chapter 11 protection with Extended Stay. Mr. Lichtenstein has been selected to serve as a director due to his extensive experience and networking relationships in the real estate industry, along with his experience in acquiring and financing real estate properties.
Edwin J. Glickman	78	2005	Mr. Glickman is one of our independent directors and the Chairman of our audit committee. Mr. Glickman is also an independent director of Lightstone Value Plus Real Estate Investment Trust II, Inc. In January 1995, Mr. Glickman co-founded Capital Lease Funding, a leading mortgage lender for properties net leased to investment grade tenants, where he remained as Executive Vice President until May 2003. Mr. Glickman was previously a trustee of publicly traded RPS Realty Trust from October 1980 through May 1996, and Atlantic Realty Trust from May 1996 to March 2006. Mr. Glickman graduated from Dartmouth College. Mr. Glickman has been selected to serve as a director due to his extensive experience in mortgage lending and finance.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
George R. Whittemore	60	2006	Mr. Whittemore is one of our independent directors. Mr. Whittemore is also an independent director of Lightstone Value Plus Real Estate Investment Trust II, Inc. Mr. Whittemore also serves as a director and as Audit Committee Chairman of Prime Group Realty Trust, as a director of Village Bank Financial Corporation in Richmond, Virginia and as a Director of Supertel Hospitality, Inc. in Norfolk, Nebraska, all publicly traded companies. Mr. Whittemore previously served as President and Chief Executive Officer of Supertel Hospitality Trust, Inc. from November 2001 until August 2004 and as Senior Vice President and Director of both Anderson & Strudwick, Incorporated, a brokerage firm based in Richmond, Virginia, and Anderson & Strudwick Investment Corporation, from October 1996 until October 2001. Mr. Whittemore has also served as a director, President and Managing Officer of Pioneer Federal Savings Bank and its parent, Pioneer Financial Corporation, from September 1982 until August 1994, and as President of Mills Value Adviser, Inc., a registered investment advisor. Mr. Whittemore is a graduate of the University of Richmond. Mr. Whittemore has been selected to serve as a director due to his extensive experience in accounting, banking, finance and real estate.
Shawn R. Tominus	51	2006	Mr. Tominus is one of our independent directors. Mr. Tominus is also an independent director of Lightstone Value Plus Real Estate Investment Trust II, Inc. Mr. Tominus is the founder and President of Metro Management, a real estate investment and management company founded in 1994 which specializes in the acquisition, financing, construction and redevelopment of residential, commercial and industrial properties. He also serves as a director and as a member of the audit committee of Prime Group Realty Trust, a publicly traded REIT located in Chicago. Mr. Tominus has over 25 years experience in real estate and serves as a national consultant focusing primarily on market and feasibility analysis. Prior to his time at Metro Management, Mr. Tominus was a Senior Vice President at Kamson Corporation, where he managed a portfolio of over 5,000 residential units as well as commercial and industrial properties. Mr. Tominus has been selected to serve as a director due to his extensive experience in and networking relationships in the real estate industry, along with his experience in acquisitions, construction and redevelopment.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Bruno de Vinck	64	2005	Mr. de Vinck is our Chief Operating Officer, Senior Vice President, Secretary and a director. Mr. de Vinck is also the Senior Vice President, Secretary and director of Lightstone Value Plus Real Estate Investment Trust II, Inc. Mr. de Vinck is also a director of the privately held Park Avenue Bank, and Prime Group Realty Trust, a publicly registered REIT. Mr. de Vinck is a Senior Vice President with the Lightstone Group, and has been employed by Lightstone since April 1994. Mr. de Vinck was previously General Manager of JN Management Co. from November 1992 to January 1994, AKS Management Co., Inc. from September 1988 to July 1992 and Heritage Management Co., Inc. from May 1986 to September 1988. In addition, Mr. de Vinck worked as Senior Property Manager at Hekemien & Co. from May 1975 to May 1986, as a Property Manager at Charles H. Greenthal & Co. from July 1972 to June 1975 and in sales and residential development for McDonald & Phillips Real Estate Brokers from May 1970 to June 1972. From July 1982 to July 1984 Mr. de Vinck was the founding president of the Ramsey Homestead Corp., a not-for-profit senior citizen residential health care facility, and, from July 1984 until October 2004, was Chairman of its board of directors. Mr. de Vinck studied Architecture at Pratt Institute and then worked for the Bechtel Corporation from February 1966 to May 1970 in the engineering department as a senior structural draftsman. Mr. de Vinck is also a director of certain subsidiaries of Extended Stay that filed for Chapter 11 protection with Extended Stay. Mr. de Vinck has been selected to serve as a director due to his extensive experience in the real estate industry.

The members Board of Directors unanimously recommend a vote “FOR” each of the nominees to be elected as directors.

PROPOSAL TWO:

APPROVAL OF THE AMENDMENT TO OUR CHARTER

At our annual meeting, the stockholders are being asked to consider and vote on a proposal to approve an amendment to our Charter.

Recently, companies within our industry have seen mini-tender offers being conducted for their common stock. A mini-tender offer is an offer by an outside bidder to purchase less than 5% of a company’s outstanding common stock. Many investors who hear about mini-tender offers surrender their securities without investigating the offer, assuming that the price offered includes the premium usually present in larger, traditional tender offers. With most mini-tender offers, investors typically feel pressured to tender their shares quickly without having solid information about the offer or the people behind it, and are surprised to learn that they generally cannot withdraw from mini-tender offers.

These types of offers typically do not provide the same disclosure and procedural protections under SEC rules and regulations as larger traditional tender offers provide. The rules and regulations regarding larger traditional tender offers require bidders to:

•	Disclose important information about themselves;
•	Disclose the terms of the offer;
•	File their offering documents with the SEC; and
•	Provide the target company and any competing bidders with the information about the tender offer.

The rules also give investors important protections, including the right to:

•	Change their minds and withdraw from the transaction while the offer remains open;
•	Have their shares accepted on a “pro rata” basis (if the offer is for less than all of the company’s outstanding shares and investors tender too many shares); and
•	Be treated equally by the bidder.

In order to ensure that our stockholders receive adequate disclosure and protections (similar to those required by the SEC in typical tender offers) regarding any offer to purchase their common stock from a third party, we are proposing to amend our Charter by adding the new section below. Under the proposed new section of our Charter, we would have the right to redeem the shares of any person who conducts a “non-compliant tender offer”, including shares acquired in the tender offer. Additionally, the non-complying offeror would be responsible for our related expenses.

“SECTION 11.8 TENDER OFFERS.  If any Person makes a tender offer, including, without limitation, a “mini-tender” offer, such Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than five percent of the outstanding Shares; provided, however, that, unless otherwise required by the Exchange Act, such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such Person must provide notice to the Company at least ten business days prior to initiating any such tender offer. If any Person initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), the Company, in its sole discretion, shall have the right to redeem such non-compliant Person’s Shares and any Shares acquired in such tender offer (collectively, the “Tendered Shares”) at the lesser of (i) the price then being paid per Share of Common Stock purchased in the Company’s latest Offering at full purchase price (not discounted for commission reductions or for reductions in sale price permitted pursuant to the Reinvestment Plan), (ii) the fair market value of the Shares as determined by an independent valuation obtained by the Company or (iii) the lowest tender offer price offered in such Non-Compliant Tender Offer. The Company may purchase such Tendered Shares upon delivery of the purchase price to the Person initiating such Non-Compliant Tender Offer and, upon such delivery, the Company may instruct any transfer agent to transfer such purchased Shares to the Company. In addition, any Person who makes a Non-Compliant Tender Offer shall be responsible for all expenses incurred by the Company in connection with the enforcement of the provisions of this Section 11.8, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer and expenses incurred in connection with any purchase of Tendered Shares by the Company. The Company maintains the right to offset any such expenses against the dollar amount to be paid by the Company for the purchase of Tendered Shares pursuant to this Section 11.8. In addition to the remedies provided herein, the Company may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 11.8 shall be of no force or effect with respect to any Shares that are then Listed.”

Effectiveness

If the proposal to amend our Charter is approved by the stockholders, Articles of Amendment will be filed with the State of Department of Assessments and Taxation of Maryland (“SDAT”), and the amendment as described above will be effective upon the acceptance for record of the Articles of Amendment by the SDAT.

Appraisal Rights

Under Maryland law and our Charter, you will not be entitled to rights of appraisal with respect to the proposed amendment of our Charter. Accordingly, to the extent that you object to the proposed amendment of our Charter, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of Common Stock under the provisions of Maryland law governing appraisal rights.

Vote Required

Approval of the proposal to amend our Charter requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock entitled to vote thereon. You may vote for or against or abstain on the proposal to amend our Charter. Abstentions and broker non-votes will count toward the presence of a quorum, but have the same effect as votes against the proposal. Proxies will be voted “FOR” the approval of the proposal to amend our Charter unless stockholders designate otherwise.

The members of the Board of Directors unanimously recommend a vote “FOR” the approval of the amendment to our Charter.

CORPORATE GOVERNANCE

The only standing committee of the Board of Directors is the audit committee (the “Audit Committee”). You may obtain a copy of the charter for the Audit Committee from our website at www.lightstonereit.com. The Audit Committee consists of three members composed entirely of our independent directors. The Board of Directors has determined that each of our independent directors is independent within the meaning of the applicable (i) provisions set forth in the Charter and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable SEC rules.

Interested parties may communicate matters they wish to raise with the directors by writing to our Secretary at: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Bruno de Vinck. Mr. de Vinck will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors.

Audit Committee

The Board of Directors established an Audit Committee in April 2005. A copy of the charter of the Audit Committee is available at www.lightstonereit.com or in print to any stockholder who requests it c/o Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, NJ 08701. Our audit committee consists of Messrs. Edwin J. Glickman, George R. Whittemore and Shawn Tominus.

The Audit Committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent and internal auditors, as applicable; and
•	the performance of our independent and internal auditors, as applicable.

Each member of our Audit Committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act and within the meaning of the NYSE listing standards. In addition, the Board of Directors has determined that Mr. Glickman and Mr. Whittemore are qualified as “audit committee financial experts” within the meaning of the applicable rules promulgated by the SEC. Unless otherwise determined by the Board of Directors, no member of the Audit Committee may serve as a member of the audit committee of more than two other public companies. During 2009, the Audit Committee held 4 meetings. Each of the Audit Committee members attended all of the meetings held by the Audit Committee either in person or by telephone.

The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2009 is discussed below under the heading “Audit Committee Report.”

Nominating the Board of Directors

The Company does not have a standing nominating committee for the purpose of nominating members to the Board of Directors. All members of our Board of Directors participate in the consideration of director nominees. The primary functions of the members of the Board of Directors relating to the consideration of director nominees is to identify individuals qualified to serve on the Board of Directors.

In determining the composition of our Board of Directors, our goals were to assemble a board that, as a whole, possesses the appropriate balance of professional and real estate industry knowledge, financial expertise and high-level management experience to bring a diverse set of skills and experiences to the board as a whole to oversee our business. To that end, our Board of Directors includes directors who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that we view as critical to effective functioning of the board. The brief biographies in “Proposal One” include information, as of the date of this proxy, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the board to believe that the director should serve on the board.

Our Board of Directors annually reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the real estate industry, accounting or financial expertise. This review also includes the candidate’s ability to attend regular board meetings and to devote a sufficient amount of time and effort in preparation for such meetings.

Code of Ethics

The Board of Directors has adopted a Code of Ethics (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations. The Code of Ethics is available, free of charge, on the “Download Prospectus or Additional Forms” section of our website, www.lightstonereit.com. You may also obtain a copy of the Code of Ethics by writing to: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Stephen H. Hamrick. A waiver of the Code of Ethics for our Chief Executive Officer may be made only by the Board of Directors and will be promptly disclosed to the extent required by law. A waiver of the Code of Ethics for all other directors, officers and employees may be made only by our Chief Executive Officer or General Counsel, and shall be discussed with the Board of Directors as appropriate.

Board Leadership Structure

As noted above, our Board of Directors currently is comprised of three independent and two affiliated directors. Mr. Lichtenstein has served as Chairman of the Board of Directors since 2004 and serves as our Chief Executive Officer, working in conjunction with Mr. de Vinck, our Chief Operating Officer and Senior Vice President. Mr. Glickman, one of the independent directors, serves as the “presiding director” at any executive sessions of the independent directors, as defined under the rules of the New York Stock Exchange. The Board of Directors believes that this provides an effective leadership model for the Company.

We recognize that different board leadership structures may be appropriate for companies in different situations, and that no one structure is suitable for all companies. Our current board leadership structure is optimal for us because it demonstrates to our investors and other stakeholders that the Company is under strong leadership, coordinated closely between Mr. Lichtenstein with over 20 years of real estate industry experience and Mr. Glickman, who has served various public and private entities as a key executive and officer over the past 20 years. In our judgment, the Company, like many U.S. companies, has been well-served by this leadership structure.

Board Role in Risk Oversight

Our Board of Directors is actively involved in overseeing our risk management through our Audit Committee. Under its charter, our Audit Committee is responsible for discussing guidelines and policies governing the process by which our senior management and our relevant departments assess and manage our exposure to risk, as well as our major financial risk exposures and the steps management has taken to monitor and control such exposures.

DIRECTOR AND EXECUTIVE COMPENSATION

Compensation of Our Directors

We pay our independent directors an annual fee of $30,000 plus reimbursement of out-of-pocket expenses. Pursuant to our stock option plan (discussed below), in lieu of receiving his or her annual fee in cash, an independent director is entitled to receive the annual fee in the form of our common shares or a combination of common shares and cash. In addition, on the date of the meeting, our independent directors will receive options to purchase 3,000 shares of our common stock with an exercise price at the fair market value of a share on the last business day preceding the meeting.

Compensation of Our Executive Officers

We currently have no employees. Our Advisor performs our day-to-day management functions. Our executive officers are all employees of the Advisor. Our executive officers do not receive compensation from us for services rendered to us. Our executive officers are all employees of our Advisor and are compensated by our Advisor. As a result, our Board of Directors has determined that it is not necessary to establish a compensation committee. In addition, we do not have, and the Board of Directors has not considered, a compensation policy or program for our executive officers and has not included a “Compensation Discussion and Analysis” in this proxy statement. See “Certain Relationships and Related Party Transactions” below for a discussion of the fees paid to and services provided by our Dealer Manager, Advisor and Property Manager.

Compensation Committee Interlocks and Insider Participation

There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Officers

The following table presents certain information as of April 1, 2010 concerning each of our directors and officers serving in such capacity:

Name	Age	Principal Occupation and Positions Held	Served as a Director Since
David Lichtenstein	49	Chief Executive Officer and Chairman of the Board of Directors	2004
Edwin J. Glickman	78	Director	2005
George R. Whittemore	60	Director	2006
Shawn R. Tominus	51	Director	2006
Bruno de Vinck	64	Chief Operating Officer, Senior Vice President, Secretary and Director	2005
Joseph Teichman	36	General Counsel	N/A
Donna Brandin	53	Chief Financial Officer and Treasurer	N/A
Stephen Hamrick	58	President	N/A

David Lichtenstein — for biographical information about Mr. Lichtenstein, see “Nominees for the Board of Directors.”

Edwin J. Glickman — for biographical information about Mr. Glickman, see “Nominees for the Board of Directors.”

George R. Whittemore — for biographical information about Mr. Whittemore, see “Nominees for the Board of Directors.”

Shawn R. Tominus — for biographical information about Mr. Tominus, see “Nominees for the Board of Directors.”

Bruno de Vinck — for biographical information about Mr. de Vinck, see “Nominees for the Board of Directors.”

Stephen H. Hamrick has been our President since July 2006. Mr. Hamrick previously served as our Vice President of Investor Relations. Mr. Hamrick is also President of Lightstone Value Plus Real Estate Investment Trust II, Inc. and is the president and chief executive officer of Lightstone Securities, LLC. Mr. Hamrick is also the Vice President of our advisor. Prior to joining Lightstone Securities LLC in July of 2006, Mr. Hamrick served five years as President of Carey Financial Corporation and Managing Director of W.P. Carey & Co. Mr. Hamrick is a member of the Committee on Securities for the American Stock Exchange and The Board of Trustees of The Saratoga Group of Funds. In the 1990s, Mr. Hamrick developed an electronic trading business utilized by the institutional customers of Cantor Fitzgerald, including brokerage firms and banks, to trade privately held securities; spent two years as CEO of a full-service, investment brokerage business at Wall Street Investor Services, where he executed a turnaround strategy and the ultimate sale of that business; and served as Chairman of Duroplas Corporation, a development stage company building on proprietary technology that enables the production of thermoplastic compounds. From 1988 until 1994, Mr. Hamrick headed up Private Investments at PaineWebber Incorporated and was a member of the firm’s Management Council. From 1975 until joining PaineWebber, he was associated with E.F. Hutton & Company, holding positions ranging from Account Executive to National Director of Private Placements. Mr. Hamrick has served on the Listings Panel for NASDAQ, as Chairman of the Securities Industry Association’s Direct Investment Committee and as Chairman of the Investment Program Association. He is a Certified Financial Planner and was graduated with degrees in English and Economics from Duke University.

Joseph E. Teichman is General Counsel and also serves as General Counsel of our advisor and sponsor as well as Lightstone Value Plus Real Estate Investment Trust II, Inc and its advisor. Prior to joining us in January 2007, Mr. Teichman had been an Associate with Paul, Weiss, Rifkind, Wharton & Garrison LLP in New York, NY from September 2001 to January 2007. Mr. Teichman earned his J.D. from the University of

Pennsylvania Law School in May 2001. Mr. Teichman earned a B.A. in Talmudic Law from Beth Medrash Govoha, Lakewood, NJ. Mr. Teichman is licensed to practice law in New York and New Jersey.

Donna Brandin is our Chief Financial Officer and Treasurer since August 2008 and also serves as Chief Financial Officer of our advisor and our sponsor as well as Lightstone Value Plus Real Estate Investment Trust II, Inc, and its advisor. Prior to the joining the Lightstone Group in April of 2008, Ms. Brandin spent over three years as the Executive Vice President and Chief Financial Officer of Equity Residential, the largest publicly traded apartment REIT in the country. Prior to Equity Residential, Ms. Brandin was the Senior Vice President and Treasurer of Cardinal Health, Inc. Prior to 2000, Ms. Brandin held the Assistant Treasurer roles at Campbell Soup for two years and Emerson Electric Company for seven years. Prior to Emerson, Ms. Brandin spent 10 years at Peabody Holding Company as manager of financial reporting and the director of planning and analysis. Ms. Brandin earned her Masters in Finance at St. Louis University in Missouri and is a certified public accountant.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN SHAREHOLDERS

The following table presents certain information as of April 1, 2010 concerning each of our directors and executive officers serving in such capacities:

Name and Address of Beneficial Owner	Number of Shares of Common Stock of the Lightstone REIT Beneficially Owned	Percent of All Common Shares of the Lightstone REIT
David Lichtenstein(1)	20,000	0.06%
Edwin J. Glickman	—	—
George R. Whittemore	—	—
Shawn Tominus	—	—
Bruno de Vinck	5,989	0.02%
Donna Brandin	—	—
Joseph Teichman	—	—
Stephen Hamrick	10,000	0.03%
	—	—
Our directors and officers as a group (9 persons)	35,989	0.11%

(1).	Includes 20,000 shares owned by our advisor. Our advisor is wholly owned by The Lightstone Group, LLC, which is controlled and wholly owned by David Lichtenstein, our sponsor.

EQUITY COMPENSATION PLAN INFORMATION

We have adopted a stock option plan under which our independent directors are eligible to receive annual nondiscretionary awards of nonqualified stock options. Our stock option plan is designed to enhance our profitability and value for the benefit of our stockholders by enabling us to offer independent directors stock-based incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders.

We have authorized and reserved 75,000 shares of our Common Stock for issuance under our stock option plan. The Board of Directors may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under our stock option plan to reflect any change in our capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of our assets.

Our stock option plan provides for the automatic grant of a nonqualified stock option to each of our independent directors, without any further action by our Board of Directors or the stockholders, to purchase 3,000 shares of our Common Stock on the date of each annual stockholders meeting. The exercise price for all stock options granted under our stock option plan will be fixed at $10 per share until the termination of our initial public offering, and thereafter the exercise price for stock options granted to our independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The term of each such option will be 10 years. Options granted to non-employee directors will vest and become exercisable on the second anniversary of the date of grant, provided that the independent director is a director on the Board of Directors on that date. At our annual stockholder meeting in July 2007, August 2008 and September 2009, options were granted to each of our three independent directors. As of December 31, 2009, options to purchase 27,000 shares of stock were outstanding, 9,000 were fully vested, at an exercise price of $10 per share.

Notwithstanding any other provisions of our stock option plan to the contrary, no stock option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

The following table sets forth information regarding securities authorized for issuance under our stock option plan as of December 31, 2009:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Full Grant Date Fair Value(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)	(d)
Equity Compensation Plans approved by security holders	27,000	$10.00	$5,223	48,000
Equity Compensation Plans not approved by security holders	N/A	N/A	N/A	N/A
Total	27,000	$10.00	$5,223	48,000

(1)	In accordance with SEC rules, the amount shown reflect the aggregate full grant date fair value of 9,000 stock options issued to the independent directors in each of the three years ended December 31, 2009, 2008 and 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each director, officer and individual beneficially owning more than 10% of our Common Stock to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our Common Stock with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish us with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2009, or written representations that no additional forms were required, we believe that all of our officers and directors and persons that beneficially own more than 10% of the outstanding shares of our Common Stock complied with these filing requirements in 2009, with the exception of those reports disclosed herein during the fiscal year ended December 31, 2009.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

David Lichtenstein serves as the Chairman of our Board of Directors and is our Chief Executive Officer. Lightstone Securities, LLC (our “Dealer Manager”), our Advisor and Lightstone Value Plus REIT Management, LLC (our “Property Manager”) are wholly owned subsidiaries of our Sponsor, The Lightstone Group, which is wholly owned by Mr. Lichtenstein. On April 22, 2005, we entered into agreements with our Dealer Manager, Advisor and Property Manager to pay certain fees, as described below, in exchange for services performed by these and other affiliated entities. As the indirect owner of those entities, Mr. Lichtenstein benefits from fees and other compensation that they receive pursuant to these agreements.

Property Manager

We agreed to pay our Property Manager a monthly management fee of up to 5% of the gross revenues from our residential, hospitality and retail properties. In addition, for the management and leasing of our office and industrial properties, we will pay to our Property Manager property management and leasing fees of up to 4.5% of gross revenues from our office and industrial properties. We may pay our Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed office and industrial properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Our Property Manager will also be paid a monthly fee for any extra services equal to no more than that which would be payable to an unrelated party providing the services. The actual amounts of these fees are dependent upon results of operations and, therefore, cannot be determined at the present time. We have recorded the following amounts related to the Property Manager for the years ended December 31, 2009, 2008 and 2007:

	2009	2008	2007
Property management fees	$1,812,195	$1,783,275	$1,057,272
Development fees and leasing commission	270,122	1,934,107	247,942
Total	$2,082,317	$3,717,382	$1,305,214

Dealer Manager

We paid our Dealer Manager selling commissions of up to 7% of gross offering proceeds, or approximately $21,000,000, before reallowance of commissions earned by participating broker-dealers. The Dealer Manager reallowed 100% of commissions earned for those transactions that involve participating broker-dealers. We also paid our Dealer Manager a dealer manager fee of up to 1% of gross offering proceeds, or approximately $3,000,000, before reallowance to participating broker-dealers. Our Dealer Manager, in its sole discretion, may reallow a portion of its dealer manager fee of up to 1% of the gross offering proceeds to be paid to such participating broker-dealers. Total fees paid to our Dealer Manager in 2009 were $0 and $3.3 million in 2008.

Advisor

We agreed to pay our Advisor an acquisition fee equal to 2.75% of the gross contract purchase price (including any mortgage assumed) of each property purchased and will reimburse our Advisor for expenses that it incurs in connection with the purchase of a property. We anticipate that acquisition expenses will be between 1% and 1.5% of a property’s purchase price, and acquisition fees and expenses are capped at 5% of the gross contract purchase price of a property. However, $33,000,000 may be paid as an acquisition fee and for the reimbursement of acquisition expenses if the maximum offering is sold, assuming aggregate long-term permanent leverage of approximately 75%. The Advisor will also be paid an advisor asset management fee of 0.55% of our average invested assets and we will reimburse some expenses of the Advisor. We have recorded the following amounts related to the Advisor for the years ended December 31, 2009, 2008 and 2007:

	2009	2008	2007
Acquisition fees	$16,656,847	$2,336,565	$6,551,896
Asset management fees	4,541,195	2,203,563	1,033,371
Acquisition expenses reimbursed to Advisor	902,753	1,265,528	635,848
Total	$22,100,795	$5,805,656	$8,221,115

Sponsor

On April 22, 2005, the Lightstone Value Plus REIT, LP (the “Operating Partnership”) entered into an agreement with Lightstone SLP, LLC pursuant to which the Operating Partnership has issued special general partner interests to Lightstone SLP, LLC in an amount equal to all expenses, dealer manager fees and selling commissions that we incurred in connection with our organization and the offering of our common stock. As of December 31, 2009, Lightstone SLP, LLC had contributed $30.0 million to the Operating Partnership in exchange for special general partner interests. As the sole member of our Sponsor, which wholly owns Lightstone SLP, LLC, Mr. Lichtenstein is the indirect, beneficial owner of such special general partner interests and will thus receive an indirect benefit from any distributions made in respect thereof.

These special general partner interests entitle Lightstone SLP, LLC to a portion of any regular and liquidation distributions that we make to stockholders, but only after stockholders have received a stated preferred return. Although the actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time, distributions to Lightstone SLP, LLC, as holder of the special general partner interests, could be substantial.

Tax Protection Agreement

In connection with the contribution of the Mill Run LLC (“Mill Run”) and Prime Outlet Acquisitions Company (“POAC”) membership interests, our Operating Partnership entered into Tax Protection Agreements with each of Arbor JRM, Arbor CJ, AR Prime, TRAC, Central Jersey and JT Prime (collectively, the “Contributors”). The Contributors are holders of Series A Preferred Units of our Operating Partnership. Under these Tax Protection Agreements, our Operating Partnership is required to indemnify each of Arbor JRM, Arbor CJ, TRAC and Central Jersey with respect to the Mill Run properties, and AR Prime and JT Prime, with respect to the POAC Properties, from June 26, 2008 for Arbor JRM, Arbor CJ and AR Prime and from August 25, 2009 for TRAC, Central Jersey and JT Prime to June 26, 2013 for, among other things, certain income tax liability that would result from the income or gain which Arbor JRM, Arbor CJ, TRAC, Central Jersey on the one hand, or AR Prime, JT Prime, on the other hand, would recognize upon our Operating Partnership’s failure to maintain the current level of debt encumbering the Mill Run properties or the POAC properties, respectively, or the sale or other disposition by our Operating Partnership of the Mill Run properties, the Mill Run interest, the POAC properties, or the POAC interest (each, an “Indemnifiable Event”). Under the terms of the Tax Protection Agreements, our Operating Partnership is indemnifying the Contributors for certain income tax liabilities based on income or gain which the Contributors are deemed to be required to include in their gross income for federal or state income tax purposes (assuming the Contributors are subject to tax at the highest regional, federal, state and local tax rates imposed on individuals residing in New York City) as a result of an Indemnifiable Event. This indemnity covers income taxes, interest and penalties and is required to be made on a “grossed up” basis that effectively results in the Contributors receiving the indemnity payment on a net, after-tax basis. The amount of the potential tax indemnity to the

Contributors under the Tax Protection Agreements, including a gross-up for taxes on any such payment, using current tax rates, is estimated to be approximately $95.7 million. We have not recorded a liability in our consolidated balance sheet as we believe that the potential liability is remote as of March 31, 2010.

Each Tax Protection Agreement imposes certain restrictions upon our Operating Partnership relating to transactions involving the Mill Run properties and the POAC properties which could result in taxable income or gain to the Contributors. Our Operating Partnership may not dispose of or transfer any Mill Run property or any POAC property without first proving that our operating partnership possesses the requisite liquidity, including the proceeds from any such transaction, to make any payments that would come due pursuant to the Tax Protection Agreement. However, our Operating Partnership may take the following actions: (i) (A) as to the POAC Properties, commencing with the period one year and thirty-one days following the date of the Tax Protection Agreement, our Operating Partnership can sell on an annual basis part or all of any of the POAC properties with an aggregate value of ten percent (10%) or less of the total value of the POAC properties as of the date of contribution (and any amounts of the ten percent (10%) value not sold can be applied to sales in future years); and (B) as to the Mill Run properties either the same ten percent (10%) test as set forth above in (i)(A) with respect to the Mill Run properties or the sale of the property known by Design Outlet Center; and (ii) our Operating Partnership can enter into a non-recognition transaction with either the consent of the Contributors or an opinion from an independent law or accounting firm stating that it is “more likely than not” that the transaction will not give rise to current taxable income or gain.

Other Related Party Transactions

From time to time, the Company purchases title insurance from an agent in which our sponsor owns a 50% limited partnership interest. Because this title insurance agent receives significant fees for providing title insurance, our advisor may face a conflict of interest when considering the terms of purchasing title insurance from this agent. However, prior to the purchase by the Company of any title insurance, an independent title consultant with more than 25 years of experience in the title insurance industry reviews the transaction, and performs market research and competitive analysis on our behalf. This process results in terms similar to those that would be negotiated at an arm’s-length basis.

On January 4, 2007, we, through LVP 1407 Broadway LLC, a wholly owned subsidiary of the Operating Partnership, entered into a joint venture with an affiliate of the Sponsor (the “Joint Venture”). We accounted for the investment in this unconsolidated joint venture under the equity method of accounting as we exercise significant influence, but do not control these entities. Initial equity from our co-venturer totaled $13.5 million (representing a 51% ownership interest). Our initial capital investment, funded with proceeds from our Common Stock offering, was $13.0 million (representing a 49% ownership interest). On the same date, an indirect, wholly owned subsidiary acquired a sub-leasehold interest in a ground lease to an office building located at 1407 Broadway, New York, New York (the “Sublease Interest”). The seller of the Sublease Interest, Gettinger Associates, L.P., is not an affiliate of the Company, the Sponsor or its subsidiaries. The property, a 42 story office building built in 1952, fronts on Broadway, 7th Avenue and 39th Street in midtown Manhattan. The property has approximately 915,000 leasable square feet, and as of the acquisition date, was 87.6% occupied (approximately 300 tenants) and leased by tenants generally engaged in the female apparel business. The ground lease, dated as of January 14, 1954, provides for multiple renewal rights, with the last renewal period expiring on December 31, 2048. The Sublease Interest runs concurrently with this ground lease.

On April 16, 2008, we made a preferred equity contribution of $11,000,000 (the “Contribution”) to PAF-SUB LLC (“PAF”), a wholly-owned subsidiary of Park Avenue Funding LLC (“Park Avenue”), in exchange for membership interests of PAF with certain rights and preferences described below (the “Preferred Units”). Park Avenue is a real estate lending company making loans, including first or second mortgages, mezzanine loans and collateral pledges of mortgages, to finance real estate transactions. Property types considered include multi-family, office, industrial, retail, self-storage, parking and land. Both PAF and Park Avenue are affiliates of our Sponsor. In connection with the Contribution, we and Park Avenue entered into a guarantee agreement on April 16, 2008, whereby Park Avenue unconditionally and irrevocably guarantees payment of the Redemption amounts when due (the “Guarantee”). Also, Park Avenue agrees to pay all costs and expenses incurred by us in connection with the enforcement of the Guarantee. As of March 31, 2010, we have received redemption payments from PAF and our net contribution is $6.3 million.

During March 2010, the Company entered into a demand grid note to borrow up to $20 million from POAC and $20 million from 1407 Broadway Joint Venture. As of March 31, 2010, the Company has received loan proceeds from POAC of $2.0 million and loan proceeds from 1407 Broadway Joint Venture of $0.5 million associated with the demand grid loans. The loans bear interest a libor plus 2.5%. The principal and interest on the loans are due the earlier of February 28, 2020 or on demand. The principal and interest on the loans are recorded in loans due to affiliates in the consolidated balance sheets.

In connection with the contribution of the Mill Run and POAC membership interests, we made loans to Arbor JRM, Arbor CJ, AR Prime, TRAC, Central Jersey and JT Prime (collectively, “Noncontrolling Interest Borrowers”) in the aggregate principal amount of $88.5 million (the “Noncontrolling Interest Loans”). These Noncontrolling Interest Loans are payable semi-annually and accrue interest at an annual rate of 4%. The Noncontrolling Interest Loans mature through September 2017 and contain customary events of default and default remedies. The Noncontrolling Interest Loans require the Noncontrolling Interest Borrowers to prepay their respective loans in full upon redemption of the Series A Preferred Units by the Operating Partnership. The loans are secured by the Series A Preferred Units and Common Units issued in connection with the respective contribution of the Mill Run and the POAC membership interests, as such these loans are classified as a reduction to noncontrolling interests in the consolidated balance sheets.

On August 25, 2009, our Operating Partnership contributed its investments of the 15% membership interest in POAC and the 14.26% membership interest in Mill Run to the newly formed PRO-DFJV Holdings, LLC, a Delaware limited liability company (“PRO”) in exchange for a 99.99% managing membership interest in PRO. In addition, Lightstone REIT contributed $2,900 cash for a 0.01% non-managing membership interest in PRO. As our Operating Partnership is the managing member with control, PRO is consolidated into the results and financial position of the Company. On September 15, 2009, the Advisor accepted, in lieu of a cash payment of $6.9 million for the acquisition fee, a 19.17% profit membership interest in PRO and assigned its rights to receive payment to the Sponsor, who assigned the same to David Lichtenstein. Under the terms of the operating agreement of PRO, the 19.17% profit membership interest will not receive any distributions until our operating partnership and Lightstone REIT receive distributions equivalent to their capital contributions of approximately $29.0 million, then the 19.17% profit membership interest shall receive distributions to $6.9 million. Any remaining distributions shall be split between the three members in proportion to their profit interests.

Review, Approval or Ratification of Transactions with Related Persons

Our Charter generally requires that any transactions between us and our Sponsor, Advisor, directors or their affiliates must be approved by a majority of our directors (including a majority of Independent Directors) not otherwise interest in the transaction. In addition, our Board of Directors has adopted a policy relating to the review, approval and ratification of transactions with related persons. This policy applies to any transaction, the amount of which exceeds $120,000, between us and any person who is a director, executive officer or the beneficial owner of more than 5% of any class of our voting securities. Any such related person transaction is subject to approval by the Board of Directors. The Board of Directors will decide whether or not to approve a related party transaction and will generally approve only those transactions that do not create a conflict of interest.

RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Amper, Politziner & Mattia, LLP audited our consolidated financial statements for the years ended December 31, 2009 and 2008. Amper, Politziner & Mattia, LLP reports directly to the Audit Committee. The Audit Committee reviewed the audit and nonaudit services performed by Amper, Politziner & Mattia, LLP, as well as the fees charged by Amper, Politziner & Mattia, LLP for such services. In its review of the nonaudit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of Amper, Politziner & Mattia, LLP.

One or more representatives of Amper, Politziner & Mattia, LLP have been invited and are expected to be present at the 2010 Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The following table presents the aggregate fees billed to the Lightstone REIT for the year ended December 31, 2009 and 2008 by the Lightstone REIT’s principal accounting firm of Amper, Politziner & Mattia, LLP:

	2009	2008
Audit Fees(a)	$279,150	$199,500
Audit-Related Fees(b)	20,125	58,925
Tax Fees(c)	—	—
All Other Fees(d)	829,500	204,750
Total Fees	$1,128,775	$463,175

(a)	Fees for audit services in 2009 and 2008 consisted of the audit of the Lightstone REIT’s annual consolidated financial statements, and reviews of the Lightstone REIT’s quarterly consolidated financial statements.
(b)	Fees for audit-related services in 2009 related to Sarbanes Oxley compliance work plus review of net asset valuation. Fees for audit-related services in 2008 related to registration statement consents and additional audit procedures on our investment in Mill Run LLC.
(c)	There were no fees for tax services billed in 2009 and 2008.
(d)	Fees under All Other Fees in 2009 and 2008 relate to a three year audit of Prime Outlet Acquisition Company, which we acquired an interest in during 2009.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee must approve any fee for services to be performed by the independent registered public accounting firm in advance of the services being performed. In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Lightstone REIT management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

All services rendered by Amper, Politziner & Mattia LLP for the years ended December 31, 2009 and December 31, 2008 were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

To the Directors of Lightstone Value Plus Real Estate Investment Trust, Inc.:

We have reviewed and discussed with management Lightstone Value Plus Real Estate Investment Trust, Inc.’s audited consolidated financial statements as of and for the year ended December 31, 2009.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the board of directors that the consolidated financial statements referred to above be included in Lightstone Value Plus Real Estate Investment Trust, Inc.’s Annual Report on consolidated Form 10-K for the year ended December 31, 2009.

Audit Committee
George R. Whittemore
Edwin J. Glickman
Shawn R. Tominus

INDEPENDENT DIRECTORS’ REPORT

To the Stockholders of Lightstone Value Plus Real Estate Investment Trust, Inc.:

We have reviewed the Company’s policies and determined that they are in the best interest of the Company’s stockholders. Set forth below is a discussion of the basis for that determination.

General

The Company’s primary objective is to achieve capital appreciation with a secondary objective of income without subjecting principal to undue risk. The Company intends to achieve this goal primarily through investments in real estate properties.

The Company intends to acquire residential and commercial properties. The Company’s acquisitions may include both portfolios and individual properties. The Company expects that its commercial holdings will consist of retail (primarily multi-tenanted shopping centers), lodging (primarily extended stay hotels), industrial and office properties and that the Company’s residential properties will be principally comprised of “Class B” multi-family complexes.

The following is descriptive of the Company’s investment objectives and policies:

•	Reflecting a flexible operating style, the Company’s portfolio is likely to be diverse and include properties of different types (such as retail, office, industrial and residential properties); both passive and active investments; and joint venture transactions. The portfolio is likely to be determined largely by the purchase opportunities that the market offers, whether on an upward or downward trend. This is in contrast to those funds that are more likely to hold investments of a single type, usually as outlined in their charters.
•	The Company may invest in properties that are not sold through conventional marketing and auction processes. The Company’s investments may be at a dollar cost level lower than levels that attract those funds that hold investments of a single type.
•	The Company may be more likely to make investments that are in need of rehabilitation, redirection, remarketing and/or additional capital investment.
•	The Company may place major emphasis on a bargain element in its purchases, and often on the individual circumstances and motivations of the sellers. The Company will search for bargains that become available due to circumstances that occur when real estate cannot support the mortgages securing the property.
•	The Company intends to pursue returns in excess of the returns targeted by real estate investors who target a single type of property investment.

Financing Policies

The Company intends to utilize leverage to acquire its properties. The number of different properties the Company will acquire will be affected by numerous factors, including, the amount of funds available to us. When interest rates on mortgage loans are high or financing is otherwise unavailable on terms that are satisfactory to the Company, the Company may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. There is no limitation on the amount the Company may invest in any single property or on the amount the Company can borrow for the purchase of any property.

The Company intends to limit its aggregate long-term permanent borrowings to 75% of the aggregate fair market value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to the Company’s stockholders. The Company may also incur short-term indebtedness, having a maturity of two years or less. By operating on a leveraged basis, the Company will have more funds available for investment in properties. This will allow the Company to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although the Company’s liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, the Company’s use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. To the extent that the Company does not obtain mortgage loans on the Company’s properties, the Company’s ability to acquire additional properties will be restricted. The Company will endeavor to obtain financing on the most favorable terms available.

Policy on Sale or Disposition of Properties

The Company’s board of directors will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving its principal investment objectives.

The Company currently intends to hold its properties for a minimum of seven to ten years prior to selling them. After seven to ten years, the Company’s board of directors may decide to liquidate the Company, list its shares on a national stock exchange, sell its properties individually or merge or otherwise consolidate the Company with a publicly-traded REIT. Alternatively, the Company may merge with, or otherwise be acquired by, the Sponsor or its affiliates. The Company may, however, sell properties prior to such time and if so, may invest the proceeds from any sale, financing, refinancing or other disposition of its properties into additional properties. Alternatively, the Company may use these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. The Company may choose to reinvest the proceeds from the sale, financing and refinancing of its properties to increase its real estate assets and its net income. Notwithstanding this policy, the board of directors, in its discretion, may distribute all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of the Company’s properties to the Company’s stockholders. In determining whether to distribute these proceeds to stockholders, the board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of the Company’s shares on a national securities exchange and compliance with the applicable requirements under federal income tax laws.

When the Company sells a property, it intends to obtain an all-cash sale price. However, the Company may take a purchase money obligation secured by a mortgage on the property as partial payment, and there are no limitations or restrictions on the Company’s ability to take such purchase money obligations. The terms of payment to the Company will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. If the Company receives notes and other property instead of cash from sales, these proceeds, other than any interest payable on these proceeds, will not be available for distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed. Therefore, the distribution of the proceeds of a sale to the stockholders may be delayed until that time. In these cases, the Company will receive payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

Independent Directors
George R. Whittemore
Edwin J. Glickman
Shawn R. Tominus

OTHER MATTERS PRESENTED FOR ACTION AT THE 2010 ANNUAL MEETING OF STOCKHOLDERS

Our Board of Directors does not intend to present for consideration at the 2010 Annual Meeting of Stockholders any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2011 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than _______, 2011.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the 2011 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our current bylaws, for a stockholder proposal to be properly submitted for presentation at our 2011 Annual Meeting of Stockholders, our Secretary must receive written notice of the proposal at our principal executive offices during the period beginning on _______, 2011 and ending at 5:00 p.m., Eastern Time, on _______, 2011 and must contain information specified in our bylaws, including:

1.	as to each director nominee,
•	the name, age, business address, and residence address of the nominee;
•	the class, series and number of any shares of stock of the Company beneficially owned by the nominee;
•	the date such shares were acquired and the investment intent of such acquisitions;
•	all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required; and
2.	as to any other business that the stockholder proposes to bring before the meeting,
•	a description of the business to be brought before the meeting;
•	the reasons for proposing such business at the meeting;
•	any material interest in such business that the proposing stockholder (and certain persons, which we refer to as “Stockholder Associated Persons” (as defined below), if any) may have, including any anticipated benefit to the proposing stockholder (and the Stockholder Associated Persons, if any); and
3.	as to the proposing stockholder (and the Stockholder Associated Persons, if any),
•	the class, series and number of all shares of stock of the Company owned by the proposing stockholder (and the Stockholder Associated Persons, if any), and the nominee holder for, and number of, shares owned beneficially but not of record by the proposing stockholder (and the Stockholder Associated Persons, if any); and
4.	as to the proposing stockholder (and the Stockholder Associated Persons, if any) covered by clauses (2) or (3) above,
•	the name and address of the proposing stockholder (and the Stockholder Associated Persons, if any) as they appear on the Company’s stock ledger, and current name and address, if different; and
5.	to the extent known by the proposing stockholder, the name and address of any other stockholder supporting the director nominee or the proposal of other business on the date of the proposing stockholder’s notice.

A “Stockholder Associated Person” means (i) any person controlling, directly or indirectly, or acting in concert with, the proposing stockholder, (ii) any beneficial owner of shares of stock of the Company owned by the proposing stockholder and (iii) any person controlling, controlled by or under common control with the Stockholder Associated Person.

All nominations must also comply with the Charter. All proposals should be sent via registered, certified or express mail to our Secretary at our principal executive offices at: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Bruno de Vinck (telephone: (866) 792-8700).

By Order of the Board of Directors,
/s/ Bruno de Vinck
Bruno de Vinck
Chief Operating Officer, Senior Vice President and Secretary

Lakewood, New Jersey
______, 2010

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the *PHONE* or the *INTERNET*.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It's Easy! Just follow these simple steps:

1. Read this proxy statement and have it at hand.

2. Call toll-free *1-866-241-6192 or go to website: www.proxy-direct.com*

3. Follow the recorded or on-screen directions.

4. Do *not* mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

The undersigned, stockholder of Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland Corporation (the "Company"), revoking any proxy heretofore given for the Meeting of the Stockholders described below, hereby appoints Bruno De Vinck, as proxy, with full powers of substitution, to attend the Annual Meeting of Stockholders of the Company, to be held at 11:00 a.m. eastern time on September ___, 2010 and at any adjournment or postponement thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting will all powers possessed by the undersigned if personally present at the meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" APPROVAL OF PROPOSAL 2. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder or any other matter that may properly come before the meeting or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual Meeting the terms of which are incorporated by reference.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-866-241-6192

Sign exactly as your name appears hereon. (If shares are held by joint tenants, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by duly authorized officer.) Votes must be indicated in black or blue ink.

____
Signature(s)

____
Signature(s)

____________________________________, 2010
Date

21420_LIG_060110A

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Lightstone Stockholder Meeting to Be Held on September __, 2010.
The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/lig21420

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

Please detach at perforation before mailing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS.

PLEASE MARK VOTES AS IN THIS EXAMPLE: ■

	FOR all nominees listed (except as marked to the contrary)		**WITHHOLD AUTHORITY** to vote for all nominees as listed
1. For each of the following nominees for director to serve until the 2011 annual meeting and until their successors are elected and qualify. 01. David L. Lichtenstein 02. Edwin J. Glickman 03. George R. Whittemore 04. Shawn R. Tominus 05. Bruno de Vinck INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name in the space provided, below. ____	☐		☐
	FOR	**AGAINST**	**ABSTAIN**
2. Approval of the Amendment to our Charter, as described in the accompanying proxy statement.	☐	☐	☐

To vote and otherwise represent the undersigned on any other matter that may property come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

21420_LIG_060110A